Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Bolt Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share, Bolt Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan	Other(2)	383,396(3)	$0.34(2)	$130,355	$0.00015310	$19.96
Equity	Common Stock, par value $0.00001 per share, Bolt Biotherapeutics, Inc. 2021 Equity Incentive Plan	Other(4)	1,916,984(5)	$0.41(4)	$785,963	$0.00015310	$120.33
Total Offering Amounts					$916,318		—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$140.29

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on March 19, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(3) Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s common stock outstanding on December 31, 2024, which annual increase is provided by the 2021 ESPP.

(4) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on March 19, 2025.

(5) Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s common stock outstanding on December 31, 2024, which annual increase is provided by the Registrant’s 2021 Equity Incentive Plan.